PPD TECHNOLOGY TRANSFER AGREEMENT


                  THIS PPD TECHNOLOGY TRANSFER AGREEMENT (the "Agreement") is made and entered into effective as of this 1st day of February, 1999, by and between PPGx, INC., a Delaware corporation whose mailing and notice address is 11099 N. Torrey Pines Road, La Jolla, California 92037 (hereinafter called the "Corporation"), and PHARMACEUTICAL PRODUCT DEVELOPMENT, INC., a North Carolina corporation whose mailing and notice address is 3151 17th Street Extension, Wilmington, North Carolina 28412 Telephone: (910) 251-0081 and Facsimile: (910) 772-6951(hereinafter called "PPD").

                                    RECITALS:

                  A. The Corporation has agreed to issue to PPD One Million Eight Hundred Thousand (1,800,000) shares of Series A Preferred Stock of the Corporation and One Hundred Eighty (180) shares of the Common Stock of the Corporation (collectively, the "Shares"), pursuant to the terms and conditions set forth in that certain Stock Purchase Agreement dated February 1, 1999 (the "Purchase Agreement") by and between the Corporation and PPD.

                  B. PPD presently owns all of the issued and outstanding shares of capital stock of Intek Labs, Inc., a North Carolina corporation ("Intek").

                  C. Pursuant to the terms of the Purchase Agreement, PPD has agreed to transfer to the Corporation all of its shares of Intek (the "Intek Shares") in partial consideration and exchange for the Shares to be issued to PPD.

                  D. The transfer of the Intek Shares shall be made upon and subject to the terms and conditions set forth hereinafter.

                  NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:

                  1. Definitions. The terms used in this Agreement shall be defined as follows, unless the context in which they are used requires otherwise:

                           a. Benefit Plans. All employee and welfare benefit
plans maintained by Intek, including all qualified and nonqualified pension or profit sharing plans, any deferred compensation, consultant, bonus or group insurance contract, or any other incentive, welfare or employee benefit plan or agreement maintained for the benefit of employees or former employees of Intek. Benefit Plans specifically exclude all stock option, stock bonus or other equity-based compensation plans of Intek.

                           b. General Losses of PPD. All losses, liabilities,
damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' fees and


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disbursements) incurred by PPD and arising out of or based upon (i) a material breach of the representations, warranties, covenants, conditions and agreements of the Corporation set forth in this Agreement, or (ii) the operation of Intek's business by the Corporation from and after the Transfer Date.

                           c. General Losses of the Corporation. All losses,
liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' fees and disbursements) incurred by the Corporation and arising out of or based upon (i) a material breach of the representations, warranties, covenants, conditions and agreements of PPD set forth in this Agreement, or (ii) the operation of Intek's business on or before the Transfer Date, but excluding liabilities and obligations reflected in Intek's Financial Statements (as defined in Section 3.n. hereof) and liabilities and obligations of Intek incurred in the ordinary course of its business from and after the date of such Financial Statements of a nature and amount consistent with those incurred historically by Intek.

                           d. [INTENTIONALLY OMITTED].

                           e. Intek Intellectual Property. All patents,
trademarks, trade names, service marks, copyrights, and any applications therefor, mask works, schematics, technology, know- how, trade secrets, inventory, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material used in the Company's business as of the Transfer Date other than off-the-shelf office software applications.

                           f. Intek Shares. Ten (10) shares of common stock, no
par value, of Intek owned by PPD and being transferred pursuant to this Agreement. The Intek Shares represent all of the issued and outstanding shares of capital stock of Intek.

                           g. Knowledge. A party's actual knowledge after due
inquiry of officers, directors and other employees of such party and its subsidiaries reasonably believed to have knowledge of such matters.

                           h. Material Adverse Effect. With respect to any
entity or group of entities any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, prospects, operations or results of operations of such entity and its subsidiaries, taken as a whole.

                           i. Permits. All certificates, authorizations,
licenses and permits issued by federal, state or other regulatory authorities that are necessary for the ownership and conduct of the business of Intek.

                           j. Tax. Any federal, state, local, or foreign income,
gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code
Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real


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property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

                           k. Tax Return. All required Tax returns and
schedules, statements, reports, estimates, declarations, forms and information returns, including any schedule or attachment thereto, and including any amendment thereof, relating to Intek's business operations required by foreign, federal, state and local governments and subdivisions or agencies thereof due on or before the Transfer Date.

                           l. Transfer. The transfer of the Intek Shares
pursuant to the terms of this Agreement.

                           m. Transfer Date. The date the Transfer of the Intek
Shares occurs, which shall be contemporaneously with the execution of this Agreement and the Transfer shall be effective as of the date of this Agreement.

                  2. Exchange of Intek Shares. Subject to the terms and conditions of this Agreement, PPD hereby agrees on the Transfer Date to irrevocably and unconditionally transfer and assign all of its right, title and interest in and to the Intek Shares to the Corporation in partial consideration and exchange for the Shares of the Corporation being issued to PPD pursuant to the Purchase Agreement. On the Transfer Date, PPD shall cause a certificate evidencing the Intek Shares to be prepared in the name of the Corporation and shall deliver such certificate to the Corporation on such date.

                  3. Representations, Warranties and Covenants of PPD. PPD represents and warrants to the Corporation and covenants with the Corporation that as of the Transfer Date(except where the context otherwise requires in Sections 3(a), 3(e) and 3(f), all references to "Intek" shall be deemed to be references to Intek and its wholly-owned subsidiary, Intek Labs Ltd.):

                           a. Organization and Standing of PPD and Intek. PPD is
duly organized and validly existing and has complied with all requirements to continue its existence under the laws of the State of North Carolina, and has the corporate power and authority to own, lease and use its properties and to transact its business where and as now conducted and is duly qualified as a foreign corporation in each jurisdiction where the character of its properties it owns, leases or licenses or the nature of its business makes such qualification necessary. Intek is a duly organized and validly existing corporation, and has complied with all requirements to continue its existence under the laws of the State of North Carolina, and has the corporate power and authority to own, lease and use its properties and to transact its business where and as now conducted and is duly qualified as a foreign corporation in each jurisdiction where the character of its properties it owns, leases or licenses or the nature of its business makes such qualification necessary. Intek Labs Ltd. ("Intek Labs") is duly organized and validly existing and has complied with all the requirements to continue its existence under the laws of England and has the corporate power and authority to own, lease and use its properties and to transact its business where and as now conducted.

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

                           b. Execution and Delivery Authorized. The execution
and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by the board of directors of PPD and by PPD as the sole shareholder of Intek. No approval of the shareholders of PPD is required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement.

                           c. Validity of Agreement. Except for customer
contracts of Intek which contain provisions requiring consent to change of control, the execution and performance of this Agreement and the actions provided for or contemplated hereunder will not violate the provisions of any agreement, instrument or obligation to which either PPD or Intek is a party. Assuming due authorization, execution and delivery hereof by the Corporation, this Agreement constitutes the valid and binding agreement of PPD, enforceable against PPD in accordance with its terms, subject as to enforceability to general equitable principles and to the laws of bankruptcy, insolvency or similar laws governing the rights of creditors.

                           d. Title to Intek Shares. The Intek Shares are now
and shall be, upon the Transfer, free and clear from any liens, claims, restrictions or encumbrances of any kind or nature whatsoever, except for such restrictions contained in the Articles of Incorporation or the Bylaws of Intek, as now in existence or restrictions upon transfer arising under federal or state securities laws. Neither PPD nor Intek is a party to or bound by any agreement, instrument, trust, proxy or understanding restricting or otherwise binding the ownership, transfer or voting of any of the Intek Shares. Upon completion of the Transfer, the Intek Shares shall be validly issued and will be fully paid and nonassessable.

                           e. Capitalization of Intek. Intek's entire authorized
capital stock consists solely of One hundred thousand (100,000) shares of common stock, no par value per share, of which ten (10) shares are presently issued and outstanding. As of the date of this Agreement, the Intek Shares comprise all of the issued and outstanding shares of Intek. All of the issued and outstanding shares of Intek have been duly authorized and validly issued, are fully paid and are nonassessable. None of the outstanding shares of Intek were issued in violation of the preemptive rights of any shareholder and none will be subject to any preemptive or similar rights. There are no outstanding subscriptions, options, warrants, contracts or any other commitments or rights (including rights to distributions or payments) of any character with respect to, or obligating Intek to issue any of, the authorized capital stock of Intek (including the Intek Shares). Intek Lab's entire authorized share capital consists of 50,000 ordinary shares, of which 1,500 comprise all of the issued and fully paid up shares. Said 1,500 shares have been duly authorized and validly issued. There are not outstanding subscriptions, options, warrants, contracts or other commitments or rights (including rights to distributions or payments) on any character with respect to the authorized share capital of Intek Labs. Said 1,500 shares are free and clear of all liens, encumbrances and other claims.

                           f. Corporate Records. PPD previously has delivered to
the Corporation true and complete copies of the Articles of Incorporation of Intek and all


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

amendments thereto, the Bylaws of Intek as currently in effect, a copy of the stock record of Intek, and true and complete copies of the minutes of Intek's shareholders, board of directors and all committees thereof. All books of account and other records (financial or otherwise) of Intek previously available or provided to the Corporation are each true, correct and complete in all material respects as of the date of such records. PPD has previously delivered to the Corporation true and complete copies of the charter documents of Intek Labs, of a copy of the stock records of Intek Labs and of the minutes of Intek Lab's minutes of Board and shareholder meetings.

                           g. No Other Interests. Except as set forth on
Schedule 3.g., Intek has no subsidiaries and does not own any other direct or indirect interest in any firm, corporation or other entity (including any joint venture, limited liability company or partnership).

                           h. Compliance With Laws. Intek is now and will be at
all times through the Transfer Date conducting its business in compliance in all material respects with all foreign, federal, state and local laws, regulations or orders applicable to Intek or to the operation of its business, including, without limitation, compliance with the Foreign Corrupt Practices Act. Intek is not in default with respect to any material order, writ, injunction or decree applicable to Intek, its properties or business.

                           i. Material Contracts. PPD has made available to the
Corporation copies of all of Intek's material notes, mortgages, licenses, leases, subleases, documents, instruments, contracts and agreements to which Intek is a party or by which it or its properties is bound. Each such note, mortgage, document, instrument, contract or agreement is valid, in full force and effect and binding upon Intek and, to the best of PPD's Knowledge, all other parties thereto in accordance with its terms. Intek is not in default under nor has any event occurred which, with a lapse of time or notice or both, could result in a default under any outstanding note, mortgage, document, instrument, contract or agreement to which Intek is a party or by which its properties may be bound, and neither Intek nor PPD has received any notice from any other party that a default exists under any of the foregoing. Set forth on Schedule 3.i. is a list of all third party and governmental consents or approvals required in connection with the transactions contemplated pursuant to this Agreement, other than customer contracts entered into in the ordinary course of business for which no consent of any customer, if required at all , will be obtained.

                           j. No Default Upon Execution and Performance of
Agreement. The execution, delivery and performance of this Agreement do not, and the consummation of the transactions contemplated hereby will not: (i) result in the creation of any lien, charge or encumbrance upon any of the Intek Shares or any property or assets of Intek, (ii) except as otherwise disclosed in this Agreement, conflict with, result in any default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under any material note, mortgage, document, instrument, contract or agreement to which Intek is a party or by which its properties are bound, or (iii) result in a violation of any provision of the Articles of Incorporation or Bylaws of Intek.

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

                           k. Litigation. Except as set forth on Schedule 3.k.,
there is no litigation, proceeding (including administrative proceeding) or other action (including arbitration) pending or, to PPD's Knowledge, threatened against or relating to Intek or its properties, nor does PPD have Knowledge of any basis for any such action, or of any governmental investigation relative to Intek, its properties or business.

                           l. Licenses, Permits, etc. Schedule 3.l. hereto
accurately lists and reflects all Permits, together with a description of each, including the terms under which each is held, the date of issuance and the dates during which each has been continuously in force. All the Permits are valid and outstanding, and as of the Transfer Date Intek is in compliance in all material respects with all of the terms and conditions of each Permit held by it. There are no other Permits required by Intek to lawfully conduct its business. To PPD's Knowledge, the Transfer of the Intek Shares shall not require that Intek obtain new or amended Permits to conduct its business as presently being conducted.

                           m. Tax Matters.

                                    (1) Filings. Intek has filed all Tax Returns
required to be filed before the Transfer Date. All such Tax Returns were correct and complete in all material respects. All Taxes owed by Intek (whether or not shown on any Tax Return) have been paid when due. Intek is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where Intek does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of Intek that arose in connection with any failure (or alleged failure) to pay any Tax.

                                    (2) Withholding. Except as described in
Schedule 3.m., Intek has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                                    (3) Assessments and Disputes; Audit. There
are no assessments or additional Taxes owing for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of Intek either (i) claimed or raised by any authority in writing or
(ii) as to which any of PPD and the directors and officers (and employees responsible for Tax matters) of Intek has Knowledge based upon personal contact with any agent of such authority. PPD has delivered to the Corporation correct and complete in all material respects copies of all income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Intek for any Tax periods beginning on or after its incorporation on March 12, 1997.

                                    (4) Statutes of Limitation. Intek has not
waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

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

                                    (5) Unpaid Taxes. The unpaid Taxes of Intek
did not, as of November 30, 1998 exceed the estimate for Tax liability set forth on the face of the November 30, 1998 balance sheet or in notes thereto.

                           n. Financial Statements. PPD has furnished the
Corporation with true and complete copies of Intek's financial statements for the year ending December 31, 1997 and the balance sheet and income statement for the year ending December 31, 1998 (collectively, the "Financial Statements") which are attached hereto as Schedule 3.n. Intek's Financial Statements: (a) were prepared from and in accordance with the books and records of Intek; (b) present fairly the financial condition and results of operation of Intek at the dates and for the periods indicated therein; and (c) were prepared in accordance with generally accepted accounting principles applied on a consistent basis except as otherwise disclosed on Schedule 3.n. There are not and will not be at the Transfer Date any material adverse changes in the business or in the condition (financial or otherwise) or the operations or prospects of Intek as a whole not adequately disclosed on said Financial Statements.

                           o. Absence of Undisclosed Liabilities. Except as
disclosed on Schedule 3.o., Intek does not have any material liability or obligation of any nature (whether accrued, fixed, contingent or otherwise), including any liability to customers or suppliers, which is not fully disclosed, reflected or adequately reserved against or otherwise provided for in its Financial Statements. Except as specifically disclosed on Schedule 3.o., Intek has not incurred since November 30, 1998 any material indebtedness, liabilities, obligations or liens against its properties or assets.

                           p. Title to Properties. Except as disclosed in its
Financial Statements and except as listed on Schedule 3.p., Intek has good, valid and marketable title to all of its respective properties and assets, real and personal, tangible and intangible, which it purports to own and use in conducting its business, free and clear of any liens, claims, charges, pledges, security interests, options to purchase, encumbrances or equitable interests of any nature whatsoever except for (i) liens for current year taxes not yet due and (ii) de minimus liens that do not materially detract from or materially impair the value of the properties, assets or operations of Intek.

                           q. Condition of Property. All buildings, offices, and
other structures and all machinery, equipment, fixtures, vehicles, and other tangible personal property owned, leased or used by Intek are and will be on the Transfer Date in good operating condition and repair, reasonable wear and tear excepted, and are reasonably adequate and sufficient for all operations presently conducted by it. Intek has the right to use its properties for all operations presently conducted by Intek and, to the Knowledge of PPD, the present uses of its properties are in conformity in all material respects with applicable zoning provisions and in compliance in all material respects with all applicable laws, ordinances and regulations, including without limitation, building codes except where the failure to be in conformity does not result in a Material Adverse Effect on Intek.

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

                           r. Real Property. Schedule 3.r. accurately lists and
reflects as of the Transfer Date all real property owned, leased or subleased by Intek, together with a description of the location of such property. PPD previously has delivered to the Corporation copies of all leases, subleases and agreements for the rental of real property to which Intek is a party (as lessor or lessee) or by which its properties or assets may be bound, together with all amendments and modifications thereto.

                           s. Personal Property. Schedule 3.s. hereto accurately
lists and reflects in all material respects as of the Transfer Date (i) all of the equipment of Intek with a fair market value greater than $1,000 including, without limitation, equipment, machinery, vehicles, office and plant furniture, furnishings and fixtures, and leasehold improvements; (ii) all other items of tangible personal property with a fair market value greater than $1,000 owned by Intek; and (iii) all equipment, machinery, vehicles, office and plant furniture, furnishings and fixtures, leasehold improvements and all other items of tangible personal property with a fair market value greater than $1,000 leased by Intek from or to any third party, together with the location and terms under which each is leased.

                           t. Intellectual Property.

                                    (1) Intek owns or is licensed or otherwise
possesses legally enforceable rights to use all Intek Intellectual Property that is used in the business of Intek as currently conducted by Intek. Schedule 3.t. lists (i) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, and mask works that are included in the Intek Intellectual Property, including the jurisdictions in which each such Intek Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all licenses, sublicenses and other agreements as to which Intek is a party and pursuant to which any person is authorized to use any Intek Intellectual Property, and (iii) all licenses, sublicenses and other agreements as to which Intek is a party and pursuant to which Intek is authorized to use any third party patents, trademarks or copyrights, including software, which are incorporated in, are, or form a part of any Intek product or service that is material to its business.

                                    (2) To the Knowledge of PPD, there is no
material unauthorized use, disclosure, infringement or misappropriation by any third party (including employees and former employees of Intek) of any Intek Intellectual Property rights. Intek has not entered into any agreement to indemnify any other person against any charge of infringement of any Intek Intellectual Property, other than standard indemnification provisions contained in contracts arising in the ordinary course of business.

                                    (3) All patents, registered trademarks,
service marks and copyrights held by Intek are valid and subsisting, and, to the Knowledge of PPD, the marketing, licensing or sale of Intek's products or services does not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party. Intek has not brought any action, suit or proceeding for infringement of Intek Intellectual Property or breach of any license or agreement involving Intek Intellectual Property against any third party.

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

                                    (4) Intek has secured from all consultants
and employees who contributed in a material manner to the creation or development of Intek Intellectual Property valid written assignments of the rights to such contributions that Intek does not already own by operation of law.

                                    (5) All use, disclosure or lawful
appropriation of any Intek Intellectual Property owned by Intek and licensed to a third party has been licensed pursuant to the terms of a written agreement between Intek and such third party. All use, disclosure or lawful appropriation of such Intek Intellectual Property not owned by Intek and licensed from a third party has been pursuant to the terms of a written agreement between Intek and the owner of such Intek Intellectual Property, or is otherwise lawful.

                           u. Certain Employee Matters. Except as set forth on
Schedule 3.u., Intek has complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, the violation of which could have a Material Adverse Effect on Intek. Except as set forth on
Schedule 3.u., there are no controversies pending or, to the Knowledge of PPD, threatened between Intek and any employee or former employee.

                           v. Labor Relations; Employee Benefit Plans. None of
the employees of Intek are represented by a labor union, and no petition has been filed or proceeding instituted with any labor relations boards seeking recognition of a bargaining representative.

                           w. Benefit Plans. Schedule 3.w. lists all Benefit
Plans of Intek and all of the Benefit Plans available to Intek employees. Intek is not obligated to provide any post-retirement welfare benefits to its employees, including post-retirement health or life insurance coverage. Intek has fully complied in all material respects with all provisions of ERISA and any and all other laws, rules, and regulations applicable to the Benefit Plans. Intek has no material liability under any plan or arrangement that is not reflected on the Financial Statements of Intek. To the Knowledge of PPD, each of the Benefit Plans is and has been administered in accordance with its provisions and applicable law. All contributions, premiums or payments required to be made with respect to the Benefit Plans have been made on or before their due dates.

                           x. Environmental Matters. Schedule 3.x. lists all
environmental Permits and approvals related to the business and operations of Intek. Intek has all necessary environmental Permits and approvals to conduct its business. Intek has operated, and is presently operating, in compliance in all material respects with all applicable federal, state, and local environmental laws, rules and regulations. PPD has no Knowledge or notice of any existing environmental regulatory requirement with a future compliance date that will require operational changes or capital expenditure at the facilities owned by or used by Intek in its business. Except for products and substances which Intek is authorized by law to use in its business, all of which products and substances have been and are being properly handled, stored, used and disposed of in accordance with all applicable laws, regulations and rules, to the Knowledge of PPD, no "hazardous substance", no petroleum or petroleum products and no "solid waste", is present, has


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been leaked, spilled, deposited or otherwise released on the real property owned or used by Intek in its business as a result of Intek's activities. To the Knowledge of PPD, no "asbestos material", "PCBs" or underground storage tanks are present on or in the real property owned or used by Intek in its business. PPD has no Knowledge of any violation by Intek of any environmental laws, rules and regulations as of the Transfer Date with respect to the real property owned or used by Intek in its business.

                           y. Absence of Specified Changes. Since November 30,
1998, there has not been any:

                                    (i) transaction by Intek except in the
ordinary course of business as conducted by Intek through that date;

                                    (ii) capital expenditure or commitment to
make any capital expenditure exceeding $5,000;

                                    (iii) destruction, damage to or loss of any
uninsured assets that are material to the business of Intek;

                                    (iv) change in Intek's accounting methods or
practices;

                                    (v) sale or transfer of any asset of Intek
except in the ordinary course of Intek's business;

                                    (vi) execution, amendment or termination of,
or release or waiver of any right or claim under, any contract or agreement to which Intek is a party except in the ordinary course of Intek's business;

                                    (vii) increase in any salary or other
compensation payable or to become payable to any Intek officer, director or employee, or the declaration, payment or commitment to pay any bonus or other additional salary or compensation to any such person, except such increases, payments or commitments made in the ordinary course of Intek's business consistent with prior practices;

                                    (viii) loan by Intek to any person or
guaranty by Intek of any loan;

                                    (ix) mortgage, pledge or encumbrance of any
material assets of Intek;

                                    (x) dividend, distribution or other
inter-company payment by Intek to PPD or any of its affiliates; or

                                    (xi) other event or condition of any
character that has or might reasonably have a Material Adverse Effect on Intek.

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

                           z. Employment Agreements. Schedule 3.z. to the
Agreement is a list of all employment contracts and all bonus, profit-sharing stock option or other agreements or arrangements (other than Benefit Plans) providing for employee remuneration or benefits to any and all Intek employees. All such contracts are in full force and effect and neither Intek nor any employee is in default thereunder. Intek has previously delivered to the Corporation a true, correct and complete list stating the rates of compensation and other material benefits (including stock options) presently being paid or given to all Intek employees.

                           aa. Accounts. Schedule 3.aa. lists (i) the names and
addresses of all banks and other financial institutions in which Intek has an account, deposit or safe-deposit box, together with the names of all persons authorized to draw on these accounts or deposits or who have access to these boxes, and (ii) the names and addresses of all persons holding a power of attorney on behalf of Intek.

                           bb. No Disputes. There are no presently existing or
threatened disputes pertaining or related to PPD's acquisition of Intek.

                           cc. Full Disclosure. None of the representations and
warranties made by PPD contains or will contain any untrue statement of a material fact or omits any material fact the omission of which would make the statements made misleading.

                           dd. As of the Transfer Date, all of the directors of
Intek Labs have resigned and new directors of Intek Labs selected by the Corporation have been duly and validly appointed.

                  4. Representations, Warranties and Covenants of the Corporation. The Corporation represents and warrants to PPD and covenants with PPD that as of the Transfer Date:

                           a. Organization and Standing of the Corporation. The
Corporation is duly organized and validly existing and has complied with all requirements to continue its existence under the laws of the State of Delaware, and has the corporate power and authority to own, lease and use its properties and to transact its business where and as now conducted.

                           b. Execution and Delivery Authorized. The execution
and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by the board of directors of the Corporation.

                           c. Validity of Agreement. The execution and
performance of this Agreement and the actions provided for or contemplated hereunder will not violate the provisions of any agreement, instrument or obligation to which the Corporation is a party or by which it is bound. Assuming due authorization, execution and delivery hereof by PPD, this Agreement constitutes the valid and binding agreement of the Corporation, enforceable against the Corporation in accordance with its terms, subject as to enforceability to general equitable principles and to the laws of bankruptcy, insolvency or similar laws governing the rights of creditors.

                           d. Access and Information. The Corporation and its
representatives have been afforded full and free access to Intek's financial statements and other information concerning Intek and the Corporation has been afforded an opportunity to ask such questions of Intek's officers, employees, agents, accountants and representatives concerning Intek's business, prospects, operations, financial condition, assets, liabilities and other relevant matters, including the rights, preferences and limitations of the Intek Shares, as the Corporation deems necessary or desirable and has been given all such information as has been requested, in order to evaluate the merits and risks associated with holding the Intek Shares. The Corporation has conducted its own "due diligence" investigation of Intek and its management and business, and its own analysis of the merits and risks of holding the Intek Shares, and its own analysis of the fairness and desirability of the terms governing the transfer of the Intek Shares. The Corporation is familiar with the business conducted by Intek on and has such knowledge and experience in financial and business matters that the Corporation is capable of evaluating the merits and risks of the transfer of the Intek Shares pursuant to the terms of this Agreement and of protecting the Corporation's interests in connection therewith.

                           e. Investment Intent of the Corporation. The Intek
Shares are being acquired by the Corporation for its own account and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The Corporation understands that the Intek Shares have not been, and will not be, registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act, that Intek has no present intention of registering the Intek Shares, that the Intek Shares must be held by the Corporation indefinitely, and that the Corporation must therefore bear the economic risk associated with holding the Intek Shares indefinitely, unless a subsequent disposition thereof is exempt from registration. The Corporation is able to bear the economic risk of holding the Intek Shares pursuant to the terms of this Agreement. Each certificate evidencing the Intek Shares shall be endorsed with the following legend:

                  THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT COVERING SUCH SHARES, AND APPLICABLE STATE SECURITIES LAW, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT THE TRANSACTION DOES NOT VIOLATE FEDERAL OR STATE SECURITIES LAWS.

The Corporation acknowledges that no public market now exists for the Intek Shares and that there can be no assurance that any public market will exist in the future. The Corporation understands that the Intek Shares will constitute "restricted securities", and under the Securities Act and applicable regulations the Intek Shares may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Corporation represents that it is familiar with Rule 144 under the Securities Act and understands the resale limitations imposed thereby and the Securities Act.

                           f. Accredited Investor Status. The Corporation
represents and warrants that it is an "accredited investor" as defined in Rule 501 of Regulation D of the Securities Act.

                  5. Indemnification. Notwithstanding anything in this Agreement to the contrary and subject to a time limit of eighteen (18) months following the Transfer Date, PPD shall indemnify, defend, and hold harmless the Corporation, its affiliates, successors and assigns from and against all General Losses of the Corporation. Notwithstanding anything in this Agreement to the contrary and subject to a time limit of eighteen (18) months following the Transfer Date, the Corporation shall indemnify, defend, and hold harmless PPD, its affiliates, successors and assigns from and against all General Losses of PPD.

                  6. Governing Law. This Agreement shall be governed by and shall be construed in accordance with the laws of the State of Delaware.

                  7. Entire Agreement. This Agreement contains the entire understanding between the parties and supersedes any prior understandings or agreements between them affecting the subject matter. No changes, alterations, amendments, modifications, additions or qualifications to the terms of this Agreement shall be made or be binding unless made in writing and signed by each of the parties.

                  8. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at their respective addresses first set forth above (or at such other address for a party as shall be specified by like notice.

                  9. Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, the parties, their heirs, legal representatives, successors and permitted assigns.

                  10. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

                  11. Entire Agreement. This Agreement, together with the recitals, exhibits and schedules, contains the entire understanding of the parties hereto with respect to the transactions contemplated herein, and any prior agreements or understandings, whether oral or written, are entirely superseded hereby.

                  12. Documentation. The parties agree to execute and/or provide any and all other documents, instruments, or other papers and to conduct such transactions as may be reasonably necessary or desirable to effectuate the provisions of this Agreement.

                  13. Survival of Representations, Warranties, Covenants. Notwithstanding any investigation by either party or any knowledge of facts uncovered pursuant to any such investigation, each party shall have the right to rely fully upon the representations, warranties, covenants, conditions and agreements of the other party contained in this Agreement. All such representations, warranties, covenants, conditions and agreements contained in this Agreement shall survive the Transfer for a period of eighteen (18) months from the Transfer Date.

         IN WITNESS WHEREOF, the Corporation and PPD have caused this Agreement to be executed and delivered by their respective officers, duly authorized, all as of the date first written above.

                                   PHARMACEUTICAL PRODUCT DEVELOPMENT,
                                   INC.

                                   By:       /s/ Fredric N. Eshelman
                                             ---------------------------
                                   Name:     Fredric N. Eshelman
                                             ---------------------------
                                   Title:    CEO
                                             ---------------------------


                                   PPGx, INC.


                                   By:       /s/ Natalie J. Walker
                                             ---------------------------
                                   Name:     Natalie J. Walker
                                             ---------------------------
                                   Title:    CEO & President
                                             ---------------------------